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                                         CIT MARINE TRUST 1999-A

                                        MONTHLY SERVICER'S REPORT




                                                                                       Due Period           2/28/99
                                                                                       Determination Date   3/10/99
                                                                                       Distribution Date    3/15/99



I.    All Payments on the Contracts                                                                                   19,088,120.68
II.   All Liquidation Proceeds on the Contracts with respect to Principal                                                      0.00
III.  Repurchased Contracts                                                                                              282,126.77
IV.   Investment Earnings on Collection Account                                                                                0.00
V.    Servicer Monthly Advances                                                                                          363,066.61
VI.   Reimbursement of prior Monthly Advances                                                                                  0.00
VII.  Insurer Deposits                                                                                                         0.00
VIII. Release of the Additional Enhancement Requirement Sub-Account                                                            0.00
IX.   Incorrect Deposits                                                                                                       0.00

Total available amount in Collection Account                                                                         $19,733,314.06
                                                                                                                      =============

Draws from the Reserve Account                                                                                                $0.00
Draws on the Note Insurance Policy                                                                                            $0.00
Draws on the Certificate Insurance Policy                                                                                     $0.00

Total Distribution                                                                                                   $19,733,314.06


DISTRIBUTION AMOUNTS                                                    Cost per $1000
--------------------------                                              --------------


1.  (a)  Class A-1 Note Interest Distribution                                                     984,027.78
    (b)  Class A-1 Note Primary Principal Distribution                                         14,782,116.20
    (c)  Class A-1 Additional Principal Distribution Amount                                     2,060,608.59
               Aggregate Class A-1 Note Distribution                      54.85154637                                 17,826,752.57

2.  (a)  Class A-2 Note Interest Distribution                                                     576,777.78
    (b)  Class A-2 Note Primary Principal Distribution                                                  0.00
    (c)  Class A-2 Additional Principal Distribution Amount                                             0.00
                Aggregate Class A-2 Note Distribution                      3.22222223                                    576,777.78

3.  (a)  Class A-3 Note Interest Distribution                                                     380,250.00
    (b)  Class A-3 Note Primary Principal Distribution                                                  0.00
    (c)  Class A-3 Additional Principal Distribution Amount                                             0.00
                Aggregate Class A-3 Note Distribution                      3.25000000                                    380,250.00

4.  (a)  Class A-4 Note Interest Distribution                                                     358,104.17
    (b)  Class A-4 Note Primary Principal Distribution                                                  0.00
    (c)  Class A-4 Additional Principal Distribution Amount                                             0.00
                Aggregate Class A-4 Note Distribution                      3.47222225                                    358,104.17

5.  (a)  Certificate Interest Distribution                                                         37,985.87
    (b)  Certificate Primary Principal Distribution                                               149,314.30
    (c)  Certificate Additional Principal Amount                                                        0.00
                Aggregate  Certificate Distribution                       16.98381579                                    187,300.17

6.   Insurance Fee, including accrued and unpaid amounts                                                                  82,705.74

7.   Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                        0.00
             (b)  Certificate Insurance Policy                                                                                 0.00

8.   Lender Fees                                                                                                          15,106.07

9.   Servicing Fee                                                                                                       306,317.56

10.  Deposits to the Additional Enhancement Sub-Account                                                                        0.00

11.  Deposits to the Reserve Account                                                                                           0.00

Total Distribution                                                                                                   $19,733,314.06
                                                                                                                      =============
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        INTEREST
--------------------------

1.   Current Interest Requirement
        (a) Class A-1 Note   @     5.450%                                                           984,027.78
        (b) Class A-2 Note   @     5.800%                                                           576,777.78
        (c) Class A-3 Note   @     5.850%                                                           380,250.00
        (d) Class A-4 Note   @     6.250%                                                           358,104.17

                     Aggregate Interest on Class A Notes                                                               2,299,159.73

        (e) Certificate @ 6.200%                                                                                          37,985.87

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                               0.00
        (b) Class A-2 Notes                                                                               0.00
        (c) Class A-3 Notes                                                                               0.00
        (d) Class A-4 Notes                                                                               0.00

        (e) Certificate                                                                                   0.00

3.   Total Distribution of Interest                                          Cost per $1000
                                                                             --------------
        (a) Class A-1 Notes                                                    3.02777778           984,027.78
        (b) Class A-2 Notes                                                    3.22222223           576,777.78
        (c) Class A-3 Notes                                                    3.25000000           380,250.00
        (d) Class A-4 Notes                                                    3.47222225           358,104.17

                     Total Aggregate Interest on Class A Notes                                                         2,299,159.73

        (e) Certificate                                                        3.44444438                                 37,985.87

        PRINCIPAL
--------------------------

                                                                             No. of Contracts
                                                                              --------------
1.   Stated Principal Collected                                                                 3,787,182.07
2.   Principal Prepayments                                                          248        10,862,121.66
3.   Liquidation Proceeds                                                             0                 0.00
4.   Repurchased Contracts                                                           13           282,126.77

       Total Primary Principal Distribution Amount                                                                    14,931,430.50

5.   Additional Principal Distribution Amount                                                                          2,060,608.59

6.   Principal Balance before giving effect to Principal Distributions                            Pool Factor
                                                                                                  -----------
        (a) Class A-1 Notes                                                                        1.00000000        325,000,000.00
        (b) Class A-2 Notes                                                                        1.00000000        179,000,000.00
        (c) Class A-3 Notes                                                                        1.00000000        117,000,000.00
        (d) Class A-4 Notes                                                                        1.00000000        103,134,000.00

        (e) Certificate                                                                            1.00000000         11,028,156.00

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00

        (e) Certificate                                                                                                        0.00


8.   Principal Distributions                                                    Cost per $1000
                                                                                --------------
        (a) Class A-1 Notes                                                      51.82376858                          16,842,724.79
        (b) Class A-2 Notes                                                       0.00000000                                   0.00
        (c) Class A-3 Notes                                                       0.00000000                                   0.00
        (d) Class A-4 Notes                                                       0.00000000                                   0.00

        (e) Certificate                                                          13.53937141                             149,314.30


9.   Principal Balance after giving effect to Principal Distributions                              Pool Factor
                                                                                                   -----------
        (a) Class A-1 Notes                                                                         0.94817623       308,157,275.21
        (b) Class A-2 Notes                                                                         1.00000000       179,000,000.00
        (c) Class A-3 Notes                                                                         1.00000000       117,000,000.00
        (d) Class A-4 Notes                                                                         1.00000000       103,134,000.00

        (e) Certificate                                                                             0.98646063        10,878,841.70
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     RESERVE ACCOUNT
--------------------------                                                                                             Additional
                                                                                    Loan                Excess         Enhancement
1.  Activity                                                                     Sub-Account          Sub-Account      Sub-Account
                                                                               ---------------------------------------------------

      (a)  Opening Balance                                                      27,568,581.00            0.00             0.00
      (b)  Deposits                                                                      0.00            0.00             0.00
      (c)  Investment Earnings                                                      62,891.59            0.00             0.00
      (d)  Distributions                                                           -62,891.59            0.00             0.00
                                                                               ---------------------------------------------------
      (e)  Ending Balance                                                       27,568,581.00            0.00             0.00


                                                                                                                      Additional
                                                                                        Loan           Excess         Enhancement
                                                                                    Sub-Account      Sub-Account      Sub-Account
                                                                               ---------------------------------------------------
2.  Distributions from the Reserve Account
       (a)  Draws to the Note Distribution Account                                         0.00            0.00            0.00
       (b)  Draws to the Certificate Distribution Account                                  0.00            0.00            0.00
       (d)  Distribution to Lender                                                    62,891.59            0.00            0.00
       (e)  Distribution to Affiliated Owner                                               0.00            0.00            0.00

                                                                                      ---------------------------------------------
Total Distributions from the Reserve Account                                          62,891.59            0.00            0.00


        POOL DATA
--------------------------
                                                                                                       Aggregate
                                                                                 No. of Contracts    Pool Balance
                                                                                 ----------------    ------------

1.   Pool Stated Principal Balance 2/28/99                                           22,775       720,230,725.19

2.   Delinquency Information                                                                                      % of Pool Balance
                                                                                                                  -----------------

              (a) 31-59 Days                                                            200         4,562,635.02          0.633%
              (b) 60-89 Days                                                             31         1,067,198.24          0.148%
              (c) 90-119 Days                                                             0                 0.00          0.000%
              (d) 120-180 Days                                                            0                 0.00          0.000%
              (d) 181 Days +                                                              0                 0.00          0.000%

3.   Contracts Repossessed during the Due Period                                          0                 0.00

4.   Current Repossession Inventory                                                       0                 0.00

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contracts                                     0                 0.00
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                                            0.00
                                                                                                 ----------------
       Total  Net Liquidation Losses for the related Due Period                                                                0.00

7.   Cumulative Net Losses on all Liquidated Receivables                                  0                                    0.00

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                             9.496%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               166.580

10.  Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                      183.960


    TRIGGER ANALYSIS
--------------------------

Due Periods                                                                Excess Collections            Pool Balance
Current                                     Feb-99                            2,060,608.59              720,230,725.19
Prior Month                                                                           0.00                        0.00
Second Prior Month                                                                    0.00                        0.00

Sum of Excess Collections                                                     2,060,608.59

Annualized (x4)                                                                        N/A

Average Pool Balance                                                                   N/A

Net Yield                                                                              N/A

Net Yield trigger level.                                                                                        1.0000%

                         Net Yield trigger in effect ?                                                              NO

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   CREDIT ENHANCEMENT
--------------------------

Required Enhancement

    Available Reserve Amount for the next Distribution Date
        (Initially 27,568,581. to a floor of 7,351,622.)                                                   27,568,581.00

    Overcollateralization after the application of all the Principal Distributions
        (initially zero to be increased to 9,189,527.)                                                      2,060,608.59
                                                                                                          ----------------

                 Credit enhancement available for the next Distribution Date                               29,629,189.59      4.11%

                 Required Enhancement (5.55% of the current Pool Balance to
                    a floor of 16,541,149)                                                                 39,972,805.25      5.55%


Additional Credit Enhancement                                                                  Balance     Enhancement   Percentage

                                                                                                0.00            0.00            25%

           Repossession Inventory                                                               0.00            0.00            50%
                                                                                               -----------------------

                  Total Additional Enhancement                                                                  0.00

Amount on deposits in the Additional Enhancement Sub-Account                                                    0.00



      MISCELLANEOUS
--------------------------

1.   Monthly Servicing Fees                                                                                              306,317.56

2.   Servicer Advances                                                                                                   363,066.61

3.  Reserve Account Loan Activity
      (a)  Distribution on Loan:
                Interest                                                                                   77,997.66
                Principal                                                                                       0.00
                      Total P&I                                                                                           77,997.66

      (b)  Beginning Loan Balance                                                                                     27,568,581.00
      (c)  Principal Payment                                                                                                   0.00
      (d)  Ending Loan Balance                                                                                        27,568,581.00


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